Exhibit 99.1

FOR IMMEDIATE RELEASE
Nicholas	Contact: Kelly Malson	NASDAQ: NICK
Nicholas Financial, Inc. Corporate Headquarters 2454 McMullen-Booth Rd. Building C, Suite 501 Clearwater, FL 33759	CFO Ph # (727)-726-0763	Web site: www.nicholasfinancial.com

Nicholas Financial Reports

2nd Quarter Fiscal Year 2020 Results

•	Originations year-over-year on new Contracts purchased for the three months ended September 30, 2019 increased by 12.7% compared to prior year second quarter
•	Originations year-over-year on Direct Loans for the three months ended September 30, 2019 increased by 65.5% compared to prior year second quarter
•	Gross Portfolio Yield for the three months ended September 30, 2019 decreased to 26.9% compared to 27.8% during the prior year second quarter
•

Interest and fee income on finance receivables for the three months ended September 30, 2019 decreased 19.7% due to a 17.0% decrease in average finance receivables, compared to prior year second quarter

•	Accounts 60+ days delinquent decreased to 3.2%, excluding Chapter 13 bankruptcy accounts, compared to 4.4% as of the prior year second quarter
•	Average APR on new Contracts purchased was 23.5% for the three months ended September 30, 2019 and September 30, 2018, respectively
•	Average APR on Direct Loan originations increased to 27.4% compared to 26.5% during the prior year second quarter

November 8, 2019 – Clearwater, Florida - Nicholas Financial, Inc. (NASDAQ: NICK) announced net income for the three months ended September 30, 2019 of $0.3 million compared to $0.6 million for the three months ended September 30, 2018.  Diluted net income per share was $0.03 for the three months ended September 30, 2019 as compared to $0.07 for the three months ended September 30, 2018. Revenue decreased 19.7% to $15.6 million for the three months ended September 30, 2019 as compared to $19.4 million for the three months ended September 30, 2018. The Company reported income before income taxes for the three months ended September 30, 2019 of $0.4 million compared $0.7 million for the three months ended September 30, 2018.   The Company recorded an income tax expense of approximately $0.1 million during the three months ended September 30, 2019 compared to an income tax expense of $0.1 million during the three months ended September 30, 2018.

Net income for the six months ended September 30, 2019 of $0.9 million compared to $2.0 million for the six months ended September 30, 2018.  Diluted net income per share was $0.11 for the six months ended September 30, 2019 as compared to $0.25 for the six months ended September 30, 2018. Revenue decreased 15.6% to $32.2 million for the six months ended September 30, 2019 as compared to $38.2 million for the six months ended September 30, 2018. The Company reported income before income taxes for the six months ended September 30, 2019 of $1.2 million compared $2.7 million for the six months ended September 30, 2018.   The Company recorded an income tax expense of approximately $0.3 million during the six months ended September 30, 2019 compared to $0.7 million during the six months ended September 30, 2018.

“Although our earnings for the 2nd Quarter of Fiscal Year 2020 were modest, we are very pleased overall with our operational successes and improvements,” said Doug Marohn, President and CEO.  “We were able to increase same store and overall loan production in both indirect contract purchases and direct loan originations with 51 branches for the three months ended for September 30, 2019 as compared to 59 branches for the three months ended September 30, 2018.  We also saw improvement in overall delinquency and in accounts 60+ days delinquent as compared to the prior year second quarter.  We did this while maintaining the integrity and discipline we desire in our new acquisition KPI’s in terms of structure (amount financed, APR, discount, term, etc.).”

Marohn continued, “We also remain focused on proliferating our direct loan product to all of the states in which we operate.  We are now operational in Florida, North Carolina, Georgia, Ohio. Tennessee and Alabama.  Indiana, Missouri, South Carolina and Kentucky are slated to go live in our 3rd Quarter.  Nicholas is also continuing to grow our branch network through expansion efforts in Columbia, South Carolina; Wichita, Kansas; and Milwaukee, Wisconsin.”

Key Performance Indicators on Contracts Purchased
(Purchases in thousands)
	Number of		Average
Fiscal Year	Contracts	Principal Amount	Amount	Average	Average	Average
/Quarter	Purchased	Purchased	Financed*^	APR*	Discount%*	Term*
2020	3,903	$39,158	$10,034	23.5%	8.1%	47
2	2,011	20,104	9,997	23.5%	7.9%	46
1	1,892	19,054	10,071	23.4%	8.3%	47
2019	7,684	$77,499	$10,086	23.5%	8.2%	47
4	2,151	21,233	9,871	23.5%	8.0%	46
3	1,625	16,476	10,139	23.5%	8.1%	47
2	1,761	17,845	10,133	23.5%	8.4%	47
1	2,147	21,945	10,221	23.7%	8.3%	48
2018	9,767	$109,575	$11,219	22.4%	7.4%	54
4	2,814	29,254	10,396	23.3%	7.9%	50
3	2,365	27,378	11,577	21.7%	6.9%	54
2	2,239	25,782	11,515	22.0%	7.3%	55
1	2,349	27,161	11,563	22.3%	7.6%	55

Key Performance Indicators on Direct Loans Originated (Originations in thousands)
	Number of	Principal
Fiscal Year	Loans	Amount	Average Amount	Average	Average
/Quarter	Originated	Originated	Financed*^	APR*	Term*
2020	1,285	5,044	3,904	27.8%	25
2	739	2,988	4,043	27.4%	25
1	546	2,056	3,765	28.2%	24
2019	1,918	$7,741	$4,036	26.4%	25
4	236	1,240	4,654	27.3%	26
3	738	2,999	4,063	25.9%	25
2	495	1,805	3,646	26.5%	25
1	449	1,697	3,779	25.7%	28
2018	2,036	$7,642	$3,754	25.2%	29
4	380	1,445	3,752	25.0%	29
3	622	2,218	3,566	25.2%	28
2	501	1,953	3,897	25.1%	29
1	533	2,026	3,801	25.4%	30

*Each average included in the tables is calculated as a simple average.

^Average amount financed is calculated as a single loan amount.

Nicholas Financial, Inc. is a publicly-traded specialty consumer finance company, operating branch locations in both Southeastern and Midwestern U.S. states. The Company has approximately 7.9 million shares of voting common stock outstanding. For an index of Nicholas Financial, Inc.’s news releases or to obtain a specific release, visit our web site at www.nicholasfinancial.com.

Cautionary Note regarding Forward-Looking Statements

Except for the historical information contained herein, the matters discussed in this news release include forward-looking statements that involve risks and uncertainties including risk relating to competition and our ability to increase and maintain yield and profitability at desirable levels, as well as risks relating to  general economic conditions, access to bank financing, our ability to expand the geographical scope of, and otherwise continue growing, our Direct Loan operations, and other risks detailed from time to time in the Company’s filings and reports with the Securities and Exchange Commission including the Company’s Annual Report on Form 10-K for the year ended March 31, 2019.  When used in this document, the words “anticipate”, “estimate”, “expect”, “will”, “may”, “plan,” “believe”, “intend” and similar expressions are intended to identify forward-looking statements.  Such statements are based on the beliefs of Company management as well as assumptions made by and information currently available to Company management. Actual events or results may differ materially from those anticipated, estimated or expect. All forward-looking statements and cautionary statements included in this document are made as of the date hereof based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement or cautionary statement.

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Nicholas Financial, Inc.

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	Three months ended		Six months ended
	September 30,		September 30,
	2019	2018	2019	2018
Revenue:
Interest and fee income on finance receivables	$15,585	$19,404	$32,226	$38,163
Expenses:
Operating expenses	8,927	7,966	17,898	16,767
Provision for credit losses	4,000	8,374	8,385	13,801
Interest expense	2,298	2,386	4,786	4,926
Total expenses	15,225	18,726	31,069	35,494
Income before income taxes	360	678	1,157	2,669
Income tax expense	92	96	298	669
Net income	$268	$582	$859	$2,000
Earnings per share:
Basic	$0.03	$0.07	$0.11	$0.25
Diluted	$0.03	$0.07	$0.11	$0.25

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30,	March 31,
	2019	2019
Cash and restricted cash	$13,928	$37,642
Finance receivables, net	199,452	202,042
Other assets	14,137	12,736
Intangibles	79	-
Goodwill	350	-
Total assets	$227,946	$252,420
Credit facility	$116,710	$142,619
Other liabilities	5,403	4,916
Total liabilities	122,113	147,535
Shareholders’ equity	105,833	104,885
Total liabilities and shareholders’ equity	$227,946	$252,420
Book value per share	$13.36	$13.26

	Three months ended		Six months ended
	September 30,		September 30,
	(In thousands)		(In thousands)
Portfolio Summary	2019	2018	2019	2018
Average finance receivables (1)	$232,021	$279,680	$236,024	$287,980
Average indebtedness (2)	$139,929	$143,882	$144,486	$152,467
Interest and fee income on finance receivables	$15,585	$19,404	$32,226	$38,163
Interest expense	2,298	2,386	$4,786	$4,926
Net interest and fee income on finance receivables	$13,287	$17,018	$27,440	$33,237
Portfolio yield (3)	26.87%	27.75%	27.31%	26.50%
Interest expense as a percentage of average finance receivables	3.96%	3.41%	4.06%	3.42%
Provision for credit losses as a percentage of average finance receivables	6.90%	11.98%	7.11%	9.58%
Net portfolio yield (3)	16.01%	12.36%	16.15%	13.50%
Operating expenses as a percentage of average finance receivables	15.39%	11.39%	15.17%	11.64%
Pre-tax yield as a percentage of average finance receivables (4)	0.62%	0.97%	0.98%	1.86%
Net charge-off percentage (5)	11.40%	11.85%	10.01%	10.37%
Allowance percentage (6)	5.82%	6.86%	5.72%	6.66%

Note: All three-month and six-month statement of income performance indicators expressed as percentages have been annualized.

(1)	Average finance receivables represent the average of finance receivables throughout the period.
(2)	Average indebtedness represents the average outstanding borrowings under the Credit Facility.
(3)

Portfolio yield represents interest and fee income on finance receivables as a percentage of average finance receivables. Net portfolio yield represents (a) interest and fee income on finance receivables minus (b) interest expense minus (c) the provision for credit losses, as a percentage of average finance receivables.

(4)	Pre-tax yield represents net portfolio yield minus operating expenses, as a percentage of average finance receivables.
(5)	Net charge-off percentage represents net charge-offs (charge-offs less recoveries) divided by average finance receivables, outstanding during the period.
(6)	Allowance percentage represents the allowance for credit losses divided by average finance receivables outstanding during the period.

The following tables present certain information regarding the delinquency rates experienced by the Company with respect to automobile finance installment contracts (“Contracts”) and direct consumer loans (“Direct Loans”), excluding any Chapter 13 bankruptcy accounts:

(In thousands, except percentages)

Contracts	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2019	$212,396	$13,981	$4,950	$1,946	$42	$20,919
		6.58%	2.33%	0.92%	0.02%	9.85%
September 30, 2018	$256,095	$17,399	$7,132	$2,190	$2,043	$28,764
		6.79%	2.78%	0.86%	0.80%	11.23%

Direct Loans	Balance
	Outstanding	30 – 59 days	60 – 89 days	90 – 119 days	120+	Total
September 30, 2019	$9,480	$219	$115	$56	-	$390
		2.31%	1.21%	0.59%	-%	4.11%
September 30, 2018	$7,465	$162	$122	$27	$68	$379
		2.17%	1.63%	0.36%	0.91%	5.08%

The following table presents selected information on Contracts purchased and Direct Loans originated by the Company:

	Contracts		Direct Loans
	Three months ended		Three months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2019	2018	2019	2018
Purchases/Originations	$20,104	$17,845	$2,988	$1,805
Average APR	23.5%	23.5%	27.4%	26.5%
Average discount	7.9%	8.4%	N/A	N/A
Average term (months)	46	47	25	25
Average amount financed	$9,997	$10,133	$4,043	$3,646
Number of contracts	2,011	1,761	739	495

	Contracts		Direct Loans
	Six months ended		Six months ended
	September 30,		September 30,
	(Purchases in thousands)		(Originations in thousands)
	2019	2018	2019	2018
Purchases/Originations	$39,158	$39,790	$5,044	$3,502
Average APR	23.5%	23.6%	27.8%	26.1%
Average discount	8.1%	8.4%	N/A	N/A
Average term (months)	47	48	25	27
Average amount financed	$10,034	$10,177	$3,904	$3,713
Number of contracts	3,903	3,908	1,285	944

The following table presents selected information on the entire Contract and Direct Loan portfolios of the Company:

	Contracts		Direct Loans
	As of		As of
	September 30,		September 30,
Portfolio	2019	2018	2019	2018
Average APR	22.7%	22.4%	26.5%	25.1%
Average discount	7.7%	7.2%	N/A	N/A
Average term (months)	52	54	27	32
Number of active contracts	27,294	30,548	2,921	2,458

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